                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)
                                      of
                            The Earthgrains Company
                                      by
                             SLC Acquisition Corp.
                         a wholly owned subsidiary of
                             Sara Lee Corporation

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON TUESDAY, JULY 31, 2001, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

   Enclosed for your consideration is the Offer to Purchase dated July 3, 2001 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by SLC Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Sara Lee Corporation, a Maryland corporation ("Sara Lee"), to purchase all outstanding shares of common stock, par value $0.01 per share, of The Earthgrains Company, a Delaware corporation (the "Company"), including the associated rights to purchase preferred stock (collectively, the "Shares"), at a purchase price of $40.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

   We or our nominees are the holder of record of Shares for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

  1. The offer price is $40.25 per Share, net to you in cash, without interest.

  2. The Offer is being made for all outstanding Shares.

  3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 29, 2001 (the "Merger Agreement"), by and among Sara Lee, the Purchaser and the Company. The Merger Agreement provides, among other things, that the Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement. At the effective time of the Merger each Share (other than Shares owned by the Company or Sara Lee or any of their respective subsidiaries, and other Shares that are held by stockholders, if any, who properly exercise dissenters rights under Delaware Law) will be converted into the same price per share, in cash, without interest, as paid pursuant to the Offer.

  4. The Board of Directors of the Company unanimously (i) determined that the terms of the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (iii) recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement.

  5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, July 31, 2001 (the "Expiration Date"), unless the Offer is extended.

  6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in the Letter of Transmittal.

   The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares that represents at least a majority of the issued and outstanding Shares on a fully diluted basis, and (2) the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the European Community Merger Regulation, as amended, and any other comparable provisions under any pre-merger notification laws or regulations of foreign jurisdictions shall have expired or been terminated. See Section 15 of the Offer to Purchase.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by J.P. Morgan Securities Inc. in its capacity as Dealer Manager for the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)
                                       of
                            The Earthgrains Company
                                       by
                             SLC Acquisition Corp.
                          a wholly owned subsidiary of
                              Sara Lee Corporation

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 3, 2001 and the related Letter of Transmittal in connection with the offer by SLC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sara Lee Corporation, a Maryland corporation, to purchase all outstanding shares of common stock, par value $0.01 per share, including the associated rights to purchase preferred stock (collectively, the "Shares"), of The Earthgrains Company, a Delaware corporation, at a purchase price of $40.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

   This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Account No.: _______________________     SIGN HERE


Dated: _______________________, 2001     ____________________________________


                                         ____________________________________
   Number of Shares to be                            Signature(s)
   Tendered:

                                         ____________________________________

   _________ shares of Common Stock*
                                         ____________________________________

                                         ____________________________________

                                         ____________________________________
                                            Print Name(s) and Address(es)

                                         ____________________________________

                                         ____________________________________

                                         ____________________________________
                                          Area Code and Telephone Number(s)

                                         ____________________________________
                                          Taxpayer Identification or Social
                                                  Security Number(s)
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*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.